Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Name                                                                   Jurisdiction            % Ownership
American International Refinery, Inc.                                  Louisiana                   100%
American International Marine, Inc.                                    Nevada                      100%
St. Marks Refinery, Inc.                                               Florida                     100%
Gulf Coast Petroleum Trading, Inc.                                     Nevada                      100%
American International Petroleum Kazakhstan                            Nevada                      100%
American International Petroleum Corporation Holding, Inc.             Nevada                      100%
American Eurasia Petroleum Corporation                                 Nevada                      100%
American Caspian Petroleum Corporation                                 Nevada                      100%
American Asian Petroleum Corporation                                   Nevada                      100%